Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-166315)

pertaining to the VimpelCom 2010 Stock Option Plan

and VimpelCom Ltd.’s Amended and Restated VimpelCom 2000 Stock

Option Plan;

(2)	Registration Statement (Form S-8 No. 333-180368)

pertaining to the VimpelCom Ltd. Executive Investment Plan;

(3)	Registration Statement (Form S-8 No. 333-183294)

pertaining to the VimpelCom Ltd. Director Investment Plan; and

(4)	Registration Statement (Form F-3 No. 333-196223)

pertaining to the VimpelCom Ltd. prospectus for the registration of its common shares

of our report dated May 15, 2014, with respect to the consolidated financial statements of VimpelCom Ltd. as of December 31, 2013 and for each of the two years in the period then ended included in this Annual Report (Form 20-F) for the year ended December 31, 2014.

/s/ Ernst & Young Accountants LLP

Amsterdam, The Netherlands

March 24, 2015

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